 Exhibit 25.2

securities and exchange commission

Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

☐ Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

David W. Doucette

U.S. Bank National Association

One Federal Street, 10th Floor

Boston, MA 02110

(617) 603-6534

(Name, address and telephone number of agent for service)

Office Properties Income Trust

(Exact name of obligor as specified in its charter)

Maryland	26-4273474
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts	02458-1634
(Address of principal executive offices)	(Zip Code)

Senior Debt Securities

(Title of the indenture securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2020 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts on the 17th of September, 2020.

By:	/s/ David W. Doucette
David W. Doucette
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Brian Brooks, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, June 1, 2020, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

Acting Comptroller of the Currency

CURRENCY BUREAU
TREASURY DEPARTMENT
SEAL OF THE
Comptroller
OF THE
CURRENCY

2020-00621-C

Exhibit 3

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: September 17, 2020

	By:	/s/ David W. Doucette
David W. Doucette
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2020

($000’s)

Assets	6/30/2020
Cash and Balances Due From	$52,265,124
Depository Institutions Securities	126,598,837
Federal Funds	806
Loans & Lease Financing Receivables	311,129,409
Fixed Assets	7,834,494
Intangible Assets	12,365,020
Other Assets	26,097,656
Total Assets	$536,291,346

Liabilities
Deposits	$425,279,286
Fed Funds	2,453,923
Treasury Demand Notes	0
Trading Liabilities	1,018,213
Other Borrowed Money	36,976,115
Acceptances	0
Subordinated Notes and Debentures	3,850,000
Other Liabilities	14,538,821
Total Liabilities	$484,116,358

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	37,089,306
Minority Interest in Subsidiaries	800,567
Total Equity Capital	$52,174,988

Total Liabilities and Equity Capital	$536,291,346